Exhibit 99.1

Moleculin Biotech, Inc. Reports Financial Results for the Third Quarter Ended September 30, 2016

HOUSTON – November 21, 2016 – Moleculin Biotech, Inc., (Nasdaq: MBRX) ("Moleculin" or the "Company"), a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center (“MD Anderson”), today announced its financial and operating results for the third quarter ended September 30, 2016.

During the third quarter and year to date, key activities included:

•	Updated the Annamycin clinical strategy to add a Phase I arm to its next Phase II trial that leverages a potential increase in the maximum tolerable drug dose, which could significantly increase the chance for positive outcomes. Despite some likely cost increases, which the Company believes will be offset by the Dermin supply agreement, as well as a likely extension in approval timing by several months, the Company believes that it remains on track to generate useful Phase II data by the second half of 2017;
•	Secured an agreement with Dermin Sp. Zo. O. to utilize its supply of Annamycin for the Company’s clinical trial, substantially reducing expenditures required of Moleculin for drug product and shortening the time required to produce clinical supplies;
•	Announced it had received verbal positive guidance from the FDA regarding its planned IND submission indicating that the Company may incorporate by reference the IND established by a prior developer;
•	Benefitting from additional grant funded research at MD Anderson for WP1066;
•	Announced promising initial results on the preclinical toxicology work for WP1122. Preliminary escalating single dose toxicity testing in mice was successfully completed. No toxic death was observed and the drug was well tolerated;
•	Appointed a new CFO, Jonathan P. Foster; and
•	Completed successful initial public offering and bridge financing.

Planned activities and milestones for the remainder of 2016 include:

•	Receive pre-IND guidance from FDA for liposomal Annamycin, an anthracycline for the treatment of relapsed or refractory acute myeloid leukemia (R/R AML);
•	Submit IND for liposomal Annamycin based on FDA guidance;
•	Strengthen license and IP portfolio; and
•	Continue development of pipeline assets, including drug and other molecular portfolio.

Walter Klemp, Chairman and CEO of Moleculin stated: “We continue to make progress towards executing on our clinical programs and are pleased with recent developments that allow us to more cost effectively fund our activities and potentially improve target outcomes, while maintaining our milestone to report Phase II data by the second half of 2017. We continue to believe we have sufficient funds to pursue our planned operations through the generation of Phase II data for Annamycin through the end of the third quarter of 2017.”

Unaudited Financial Results for the Third Quarter Ended September 30, 2016

Research and development expense was $496,659 and $38,409 for the three months ended September 30, 2016 and 2015, respectively. The increase of approximately $458,000 mainly represents accrued license fees to MD Anderson for approximately $40,000, $37,500 for research performed by HPI, and approximately $228,000 related to MD Anderson sponsored research.

General and administrative expense was $924,041 and $184,344 for the three months ended September 30, 2016 and 2015, respectively. The expense increase of approximately $740,000 was mainly attributable to additional payroll and related expenses of approximately $459,000 related to a full three months of our Chief Financial Officer’s, Chief Operating Officer’s and Chief Executive Officer’s salaries and compensation for our Board of Directors. Also, included in this quarter’s expense was $118,000 related to the severance of the former Chief Financial Officer. The Company also incurred approximately $289,000 of expenses related to investor relations, audit and accounting, and insurance costs.

Interest expense included expense accrued on the Company’s convertible promissory notes issued in 2015 and 2016 bearing interest at the rate of 8% per annum.

The Company’s net loss for the three months ended September 30, 2016 amounted to $1,432,079.

As of September 30, 2016, the Company had $6,183,783 in cash. During the period from January 1, 2016 through May 2, 2016, the Company sold 234,296 common shares for $702,888. On May 31, 2016, the Company completed its initial public offering, pursuant to which it sold 1,540,026 shares of common stock at $6.00 per share for net proceeds of $8,464,183 after deducting underwriting discounts and commissions and direct offering expenses.

Net cash used in operating activities was $2,596,647 for the nine months ended September 30, 2016 and mainly included payments made for payroll, travel, insurance and professional fees to the Company’s consultants, attorneys and accountants for services related to becoming a publicly traded company and related filing fees, along with payments made to MD Anderson for license and maintenance fees. Additionally, prepayments were made for insurance.

Net cash used in investing activities was $109,793 for the nine months ended September 30, 2016 and primarily represents the cash paid to acquire Moleculin, LLC.

Net cash provided by financing activities was $8,862,132 for the nine months ended September 30, 2016. The Company received $8,464,183 net proceeds from its IPO stock issuance, $702,888 from issuance of common shares at $3 per share, and $165,000 from issuance of convertible notes. Net cash used in financing activities included approximately $470,000 for payments of notes payable.

(Tables to follow)

Restatement of the Unaudited Financial Results for the Second Quarter Ended June 30, 2016

Today, the Company filed its restated unaudited financial statements for the Second Quarter Ended June 30, 2016 with the Security and Exchange Commission (“SEC”) on Form 10-Q/A.

The Company identified the following non-cash errors due to an error in the accounting for the business combination of Moleculin, LLC. The impact of the correction of the error was as follows:

1 – The net loss for the three and six months ended June 30, 2016 was overstated by approximately $256,889 due to amortization of an intangible which was recorded in error. Upon correction, the net loss for the period will be $738,727 and $1,070,968, respectively.

2 – A liability in the amount of $750,000 should not have been reflected in the balance sheet as of June 30, 2016. Upon correction for this and item 1 above, the total for Liabilities and Stockholders’ Equity was $18,740,288.

3 – Intangibles were overstated by $750,000 before the amortization mentioned above. Upon correction, total assets was $18,740,288.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information about the offering, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the strengthening of its license and IP positions relative to and the future advancement and potential commercialization of WP1122 and WP1066, the ability to receive guidance from the FDA and successfully submit an IND for and generate Phase II data from liposomal Annamycin, as well as the ability to increase the MTD of and improve clinical outcomes with liposomal Annamycin. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," ''might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (“SEC”) on February 1, 2016, as amended (Registration No. 333-209323) and updated from time to time in its public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contact

PCG Advisory Group

Kirin Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com

Moleculin Biotech, Inc.
Balance Sheets
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$6,183,783	$28,091
Prepaid expenses	244,869	–
Total current assets	6,428,652	28,091
Long-Term Assets:
Furniture and equipment, net of accumulated depreciation	16,346	–
Intangible assets, net of accumulated amortization	11,128,790	–
Total Assets	$17,573,788	$28,091
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$944,997	$322,790
Accounts payable and accrued expenses-related party	37,500	-
Convertible notes payable	297,656	450,000
Total current liabilities	1,280,153	772,790
Long-term payable-related party	50,000	–
Total Liabilities	1,330,153	772,790
Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value; 5,000,000 authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value; 75,000,000 authorized, 12,054,813 and 6,661,000 shares issued and outstanding, respectively	12,055	6,661
Subscription receivable	(3,000)	(3,000)
Additional paid-in capital	19,485,987	–
Accumulated deficit	(3,251,407)	(748,360)
Total Stockholders' Equity (Deficit)	16,243,635	(744,699)
Total Liabilities and Stockholders' Equity (Deficit)	$17,573,788	$28,091

Moleculin Biotech, Inc.
Statement of Operations (Unaudited)

			Nine Months Ended	From Inception Through
	Three Months Ended September 30,		September 30,	September 30,
	2016	2015	2016	2015
Revenue	$-	$-	$-	$-
Operating expenses:
Research and development	496,659	38,409	616,498	38,409
General and administrative	924,041	184,344	1,847,613	184,344
Depreciation	977	-	1,629	-
Total operating expense	1,421,677	222,753	2,465,740	222,753
Loss from operations	(1,421,677)	(222,753)	(2,465,740)	(222,753)
Other expense:
Interest expense	(10,402)	(1,562)	(37,307)	(1,562)
Net loss	$(1,432,079)	$(224,315)	$(2,503,047)	$(224,315)

Net loss per common share - basic and diluted	$(0.12)	$(0.05)	$(0.28)	$(0.05)
Weighted average common shares outstanding - basic and diluted	11,579,239	4,320,015	9,066,804	4,320,015

Moleculin Biotech, Inc.
Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,	From Inception Through September 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(2,503,047)	$(224,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,629	-
Amortization of intangible assets	1,648,310	-
Stock-based compensation	208,939	-
Shares issued for licenses used for research and development	-	2,061
Changes in operating assets and liabilities:
Prepaid expenses	(244,869)	(23,000)
Accounts payable and accrued expenses	(146,799)	63,010
Accounts payable and accrued expenses – related parties	87,500	19,584
Net Cash Used in Operating Activities	(2,596,647)	(162,660)
Cash Flows from Investing Activities:
Cash paid for purchase of fixed assets	(10,155)	-
Cash paid for Moleculin, LLC, net of cash acquired	(99,638)	-
Net Cash Used in Investing Activities	(109,793)	-
Cash Flows from Financing Activities:
Proceeds from notes payable	165,000	250,000
Payments on notes payable	(469,939)	-
Proceeds from sale of common stock, net of direct offering costs	9,167,071	-
Net Cash Provided by Financing Activities	8,862,132	250,000
Net change in cash and cash equivalents	6,155,692	87,340
Cash and cash equivalents, at beginning of period	28,091	-
Cash and cash equivalents, at end of period	$6,183,783	$87,340
Supplemental disclosures of cash flow information:
Cash paid for interest	$47,950	$-
Cash paid for income taxes	$-	$-
Supplemental disclosure of non-cash investing and financing activities:
Common stock issued to acquire Moleculin, LLC	$9,773,586	$-
Common stock issued for conversion of debt	$341,785	$-
Shares subscribed	$-	$4,600